Exhibit 10.1

ERS- ENDOCRINE RESEARCH SOCIETY INC (“Contractor”), in consideration of rendering or continuing to render certain services to ALR Technologies, Inc., its subsidiaries, affiliates, successors or assigns (together “ALRT” or the “Company”), and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree to the provisions of this Independent Contractor Agreement (“Agreement”) as follows:

1.           Recitals and Acknowledgements.

  (a)           Contractor acknowledges that the Company is in the business of designing, marketing and distributing technology-based products to help people achieve better health and well-being. These products include medication administration reminders and a web-based patient monitoring system, including but not limited to Health-e-Connect (or “HeC”), intended to help optimize a patient’s health care plan and therapeutic benefit by improving compliance, communication and feedback.

  (b)           Contractor acknowledges that the Company wishes to engage Contractor’s services as an independent contractor to perform consultant services (as defined in “Services of Independent Contractor” section, below).

  (c)           Contractor acknowledges that, as a result of the engagement by the Company, Contractor will have access to unique, valuable, and confidential information of the Company including, but not limited to, its methods of operation, its marketing techniques and strategies, its pricing, its Suppliers (as defined below), its research and development information, and various forms of information concerning its Customers (as defined below) and their preferences, as well as personal interaction with the Customers, and in some instances, may be the only representative of the Company to personally interact with the Customers.

  (d)           “Suppliers” shall refer to the suppliers from whom the Company purchases the Company’s Products.

  (e)           “Customers” shall refer to the persons or entities to whom the Company sells or distributes or for whom the Company develops its Products, including, but not limited to, system users, clinicians, pharmacies, payer groups, distributors and government entities.

  (f)           “Effective Date” shall refer to the date on which this Agreement was reached and is effective, October 1, 2013.

2.           Services of Independent Contractor.  Contractor acknowledges that the Company has engaged Contractor, and Contractor accepts such engagement, to serve as Medical/Diabetes Consultant to the Company and that Contractor shall perform these services through various means, including:
•	Insight into market and competitive activities
•	Feedback on the performance and function of the Health-e-Connect System
•
Insight into the use of data and analysis of data for the treatment of patients with diabetes (for inclusion in the Health-e-Connect System and/or for use by diabetes care facilitators). Included in this analysis is how Contractor uses data to provide remote monitoring feedback for Contractor’s patients.

•	Insight into changing trends in diabetes management, including, but not limited to, ADA guidelines, HEDIS scores, medications, fitness, and diet.
•	Sharing information on relevant research and publications as allowed via existing confidentiality agreements between parties

Contractor agrees to undertake and assume all responsibilities attendant to these Services.  Contractor further agrees that, in accepting this engagement, Contractor shall abide by all federal, state and local laws and regulations relating to the performance of the Services, and Contractor shall follow any and all Company policies.  Contractor acknowledges that the Company may alter or amend these Services, or the Company’s policies, at any time.

 3.           Compensation.  The Company shall compensate Contractor, and Contractor agrees to such compensation, as set forth in Appendix A to this Agreement.

 4.           Term of the Relationship.     Contractor acknowledges that the term of this Agreement shall terminate by September 30, 2015.   The initial term, plus any extensions thereof, until this Agreement is terminated according to its terms, is referred to herein as the “Term” or “Term of the Agreement.”

5.           Independent Contractor Status.  It is acknowledged and agreed that Contractor is at all times an independent contractor, rather than an employee, co-venturer, agent, partner or representative of the Company.  In accordance with this independent contractor status, Contractor understands and agrees that (a) Contractor shall not be considered as having employee status for the purpose of any employee benefit plan or employee welfare benefit plan applicable to the Company’s employees, and the Company will not make any employee withholdings form payments made to Contractor; (b) the Company is not required to provide Contractor with worker’s compensation insurance or applicable state unemployment insurance; (c) Contractor is responsible to pay, according to applicable law, all income tax Contractor may owe regarding Contractor compensation hereunder; (d) Contractor is liable for and will pay all applicable taxes required by applicable laws, which may including, but not be limited to, self-employment, federal and state income, social security, unemployment, disability and liability taxes and any other applicable governmental assessments; and (e) Contractor relationship with the Company is terminable at the will of either party.  Nothing in this Agreement is intended to, nor shall be construed to, change or alter such independent contractor status.  The Company will instruct Contractor as to the results it desires, but Contractor will be solely responsible for the means and methods of achieving those results, and I will be responsible for providing Contractor’s own tools and supplies, e.g. a computer, office supplies, transportation, etc., necessary for achieving those results.  Contractor further agrees to hold harmless and indemnify the Company for any liability that the Company may incur due to Contractor’s failure to satisfy or fulfill Contractor’s obligations hereunder.

6.           Business Associate Agreement.     It is acknowledged and agreed that, if this Agreement includes a Business Associate Agreement or appendix or terms relating to Protected Health Information (as defined in 45 C.F.R. 160.103) (each a “BAA”), and if Contractor will use or have access to Protected Health Information in connection with the performance of the Contractor’s Services, Contractor agrees to the same restrictions and conditions that apply to Company personnel under the BAA with respect to such Protected Health Information, including, without limitation, the implementation of reasonable and appropriate safeguards, consistent with the requirements of the BAA, to protect any Electronic Protected Health Information (as defined in 45 C.F.R. 160.103) that it may obtain in connection with the performance of the Services. A BAA, if relevant and necessary, is attached hereto as Appendix B.

7.           Protection of Confidential Information and Trade Secrets.

  (a)           Contractor acknowledges that, while engaged by the Company, Contractor will have access to and become acquainted with certain proprietary and other systems, methods, procedures, processes, records, documents, facilities, services, products, materials, data, software, code, writings, publications or other information that provide a commercial advantage to the Company, that the Company considers confidential, proprietary and/or trade secret information, or that, if disclosed, would be valuable to the Company’s competitors and/or damaging to the Company or its Suppliers or its Customers (“Confidential Information”).   Contractor understands that Confidential Information means, by way of example only and not limitation, bidding and pricing information and procedures; discounts; Suppliers and Supplier lists; Customer identities; lists; profiles; account information; business forms unique to the Company; business and marketing plans; business practices and strategies; pricing practices and strategies; system designs; computer programs, code and software; operating processes; internal financial and compensation information; and customer prospect and professional contact lists and information.

Confidential Information does not include information known to or otherwise readily available to the public. However, Contractor understands that Confidential Information does include (i) information known by or available to the public that the Company or its agents has or have assembled, collected or developed in a form, format, information platform, or electronic or computerized technology or storage media, that provides a commercial advantage to the Company and is treated as confidential and proprietary; and (ii) any information previously known by Contractor that Contractor has supplied or provided to the Company in capacity as an independent Contractor engaged by the Company for the Company’s use in acquiring, creating, marketing, providing, developing or managing the Company’s business.

  (b)           Contractor agrees that at all times (whether during thr engagement with the Company or thereafter, regardless of the reason for ceasing to be engaged by Company), and except as otherwise provided in this Agreement or as required to fulfill obligations under this Agreement, (1) Contractor will hold Confidential Information in the strictest confidence, and (2) Contractor will not copy, make notes of, disclose to others, or use for Contractor’s own or for others’ benefit, any Confidential Information.

8.           Return of Company Property.

(a)           At the request of Company, and in any event when Contractor ceases to be engaged by the Company (regardless of the reason therefore), Contractor will immediately deliver to the Company (and will not keep in Contractor’s possession, recreate, copy or deliver to anyone else) all Property of the Company that is in Contractor’s possession or under Contractor’s control, in good condition, ordinary wear and tear excepted, retaining nothing.  “Property of the Company” means, by way of example only and not limitation, all keys, files, records, notes, data, publications, documents, manuals, materials, computers, computer files, computer software, and equipment of any type, form or nature, whether prepared by Contractor or otherwise coming into Contractor possession or control, which relate to (1) Contractor engagement, or (2) the business, activities, or facilities of the Company, or any of its Customers, Suppliers, vendors, or agents.  “Property of Company” also includes all materials involving any Confidential Information.

(b)           Contractor acknowledges and agrees that records, files, reports, manuals, handbooks, computer diskettes, computer software and software tools, customer or client files and information, documents, equipment and the like, relating to the Company’s business or which are developed for or by the Company, or which Contractor shall develop, create, use, prepare or come into possession of during engagement with the Company, shall remain the sole Property of the Company, and Contractor covenants to promptly deliver to the Company any and all such Property, and any copies thereof no later than the termination of Contractor’s engagement with the Company.

            9.           [RESERVED].

            10.         [RESERVED].

11.         Solicitation of Company Employees.     Contractor covenants and agrees that, for a period of one (1) year immediately following the termination of engagement by the Company for any reason, Contractor will not hire or employ, offer to hire or employ, or supervise other persons who attempt to hire or employ, any person who was employed or engaged by the Company at any time within the six (6) months immediately preceding the end of Contractor’s engagement by the Company, to purchase, sell, develop, or broker to or for another person or entity in competition with the business of the Company products that are the same or substantially similar to any Company Product.

           12.         Ownership of Work Product.   The Company will own all right, title and interest in and to all “Work Product” including, but not limited to, all [notes, reports, design plans, specifications, special studies, records and other data] prepared by Contractor under this Agreement for or at the request of the Company, unless otherwise agreed to in writing signed by both parties.  The Company may use all Work Product for any purpose the Company deems appropriate.  All Work Product that is a work of authorship will be deemed a “work made for hire” within the meaning of the copyright laws of the U.S.  The Company will own all right, title and interest in and to all such “works made for hire”.  To the extent that Contractor or his personnel have rights in any Work Product in spite of the above provisions, Contractor irrevocably assigns to the Company and agrees that the Company will be the sole and exclusive owner of, all right, title and interest in and to such Work Product.  At any time, upon the request of the Company, Contractor agrees to execute and deliver to the Company any assignments or other documents and otherwise assist the Company to obtain, maintain, perfect or enforce any of the Company’s rights.  Contractor must not claim that any Work Product is his confidential information or that Contractor has any rights in or to such Work Product.  For any [information or materials] owned by Contractor and provided to the Company for Company’s use under this Agreement but not included within the meaning of Work Product (“Contractor’s Property”), Contractor hereby grants a non-exclusive, perpetual, worldwide, non-transferable, fully paid-up, irrevocable license to use Contractor’s Property.

13.         Severability.     The Sections of this Agreement, including their respective subsections, are separate and independent covenants and obligations under this Agreement without regard to the remaining obligations herein.  Furthermore, the Sections including their respective subsections, are severable individually from this Agreement, and in the event that one or more are determined to be illegal, invalid, or unenforceable, the parties intend that the validity of the remaining portions or provisions shall not be affected and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular, invalid part, term or provision.

Should any part of the restrictions or restrictive covenants set forth in Sections 9, 10 or 11 of this Agreement be declared invalid or unenforceable by any court of competent jurisdiction for any reason, such decision shall not affect the validity of any remaining portions of this Agreement, which remaining portions shall continue in full force and effect as if this Agreement had been executed with the invalid portion(s) thereof eliminated, provided, however, that if any portion of the restrictive covenants set forth in Sections 9, 10 or 11 hereof shall be declared invalid or unenforceable by any court of competent jurisdiction, or rendered null or void by legislative enactment for any reason, such that Contractor is released from any part of the obligations hereunder, then the Company and Contractor agree to promptly bargain in good faith to reach an agreement with respect to such restrictive covenants to replace the invalid provision by a provision that is valid and that follows as closely as possible the commercial intent of the invalid provision, or otherwise to reform this Agreement and/or the Compensation set forth in Appendix A hereto to make the payment to Contractor consistent with the benefits received under this Agreement.

14.         No Defenses To Claims.  Contractor acknowledges and agrees that the existence of any claim or cause of action against the Company, or any of its officers, directors, stockholders, partners, members, managers, employees, agents, or representatives, whether predicated on this Agreement or any other agreement or duty, statutory or at common law, shall not constitute a defense to the enforcement by the Company of the restrictions, covenants, and agreements contained herein.  By way of example and not limitation, the covenants set forth in Sections 6-12 of this Agreement, and their respective subparts, are effective and enforceable regardless of fault by the Company, and regardless of any claims that Contractor may have against the Company.

15.        Remedies.

 (a) Contractor acknowledges that the covenants contained herein, are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that a violation of any covenant will result in irreparable injury to the Company that cannot be reasonably or adequately compensated in damages.  If Contractor breaches or threatens to breach any covenant contained in this Agreement, Contractoragrees that the Company shall be entitled to equitable relief (i.e., no monetary damages) by injunction or specific performance, without the requirement of proving actual damages, in addition to all other rights and remedies afforded by law, equity or otherwise.  Contractor understands that this Agreement supplements and does not supplant rights and remedies available to the Company under statutory and/or common law.  Contractor agrees that the existence of any claim or cause of action by Contractor against the Company shall not constitute a defense to the enforcement of the provisions of this Agreement.

 (b) Contractor agrees that in the event that a court of competent jurisdiction shall fail or refuse to enforce any of the separate covenants herein (as between each Section and within each Section), then the unenforceable covenant(s), unless reformed as set forth below, shall be separated from the remaining covenants to the extent necessary to permit the remaining covenants to be enforced.

 (c) In the event a legal action is commenced with respect to any of the provisions herein and Contractor has not strictly observed such provisions, then the restriction period described in such Section(s) shall begin to run from the day of any Final Judicial Determination of such legal action. “Final Judicial Determination” shall mean the expiration of time to file any possible appeal from a final judgment in such legal action, or if an appeal be taken, the final determination of the final appellate proceeding.

 (d) Contractor agrees that, in the event that Contractor breaches any term of this Agreement, as determined by a court, Contractor shall reimburse the Company for any costs and expenses reasonably incurred as a result thereof, and as agreed by the court,  including reasonable attorneys’ fees, in addition to any other remedies to which the Company may be entitled. As appropriate, these costs may be determined by the court.

16.         Termination of Engagement.     Subject to the post-engagement obligations set forth herein, including, for example, the obligations set forth in Sections 7 through 12 above, inclusive, either party may terminate Contractor’s engagement by the Company for any reason by providing the other with written notice of termination at least thirty (30) days prior to such termination (“Notice of Termination”).  If either the Company provides, or Contractor provides, a Notice of Termination under this Section 16, the Company, at its sole discretion, may accelerate the effective date of the termination, and pay to me the Compensation described in Section 3 through the 30th day following such Notice of Termination.  If the Company elects to accelerate the effective date of termination, it will provide Contractor with written notice of such acceleration, which notice will specify the date on which Contractor’s engagement shall be deemed terminated.  Such termination or acceleration of the termination date shall not be, nor shall it be deemed to be, a breach of this Agreement.  The effective date of termination of Contractor’s engagement shall be the earlier of (A) thirty (30) days following the Notice of Termination, or (B) the accelerated effective date of termination listed by the Company in its written notice to Contractor.

17.         Representations of Contractor.  Contractor represents and warrant to the Company that neither Contractor’s duties as an independent contractor of the Company nor Contractor’s performance of this Agreement will breach any other agreement to which Contractor is a party or may be a party during the duration of this Agreement, including without limitation, any agreement limiting the use or disclosure of any information that Contractor acquired prior to or during Contractor’s engagement by the Company.  In the course of performing work for the Company, Contractor will not disclose or make use of any information, documents or materials that Contractor is under any obligation to any other party to maintain in confidence.  In addition, Contractor represents, warrants and acknowledges that the Company has relied on such representations and warranties in engaging Contractor, and that Contractor has not entered into, and will not enter into, any conduct or any agreement, either oral or written, in conflict herewith.  In particular, Contractor covenants and warrants that Contractor will not enter into any agreement with a third-party during the duration of this Agreement if performing pursuant to such an agreement will cause Contractor to breach or violate this Agreement, or if performing under this Agreement would cause Contractor to breach or violate such an agreement.  If it is determined that Contractor is in breach of or have breached any of the representations set forth in this Section 17, the Company shall have the right to terminate the Agreement as provided herein.

Contractor hereby represents and warrants that no conflict of interest exists by virtue of obligations to any current employer and Contractor obligations to Company under this Agreement.  A conflict of interest exists if Contractor’s employer competes with the Company or if Contractor’s obligations to an employer compromises Contractor’s ability to be loyal to the Company.  Contractor covenants and agrees to inform the Company immediately in the event such a conflict of interest arises with regard to a current employer or any future employer.

18.         Governing Law; Forum.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, exclusive of its conflict of laws provisions.  The parties agree that any action brought to enforce this Agreement or to test the enforceability of any of its provisions shall be brought exclusively in either the United States District Court for the Eastern District of Virginia, Richmond Division, or the Circuit Court of the City of Richmond, Virginia.

19.         Entire Agreement; Amendments and Waivers.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.  The parties acknowledge and agree that they have read and fully understand this entire Agreement; that it sets forth their entire agreement; and that neither party is to be considered the draftsman or scrivener hereof.  In addition, the parties hereby disclaim any reliance on, or the applicability of, anything related to the subject matter hereof that is not set forth herein.  By signing this Agreement, each party acknowledges that it has been provided an opportunity to seek the advice of legal counsel regarding the contents of this Agreement, and each party is entering into this Agreement knowingly, voluntarily and of his, her or its own accord.

 20.         Assignment; Binding Effect.  This Agreement shall be binding on and inure to the benefit of the Company and Contractor and their respective successors and assigns, provided, however, Contractor may not assign or delegate Contractor’s duties, responsibilities and obligations hereunder.  The Company may assign this Agreement and its rights hereunder to any third-party in connection with a sale of substantially all of the Company’s assets, or any transaction resulting in a change in the control of the Company, or to any affiliated entity including, without limitation, any entity in which the Company owns at least a controlling interest.  In addition to the foregoing, the parties hereby agree that, to the extent Contractor provides services to any entity in which the Company owns at least a controlling interest, such entity shall have the same rights and protections as provided to the Company hereunder.

21.         Indemnification.     Contractor hereby agrees to indemnify, hold harmless, and defend the Company and its officers, directors, partners, shareholders, executives, employees, and agents thereof, for and against any and all claims, actions, judgments, losses, obligations, liabilities, damages, costs and expenses, including attorneys’ fees, arising from, related to, or having as their basis, this Agreement, Contractor’s performance of services under this Agreement, Contractor’s breach of the terms of this Agreement, the access to, or disclosure or use of, Confidential Information by Contractor, Contractor’s employees, or agents, and any other act or omission by Contractor, Contractor employees, or Contractor agents.

22.         Execution; Headings.  This Agreement shall be executed in multiple copies and each executed copy shall constitute an original, but the copies shall be deemed one and the same instrument.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23.         Notices.     Any notice provided under this Agreement shall be in writing and shall be deemed to have been effectively given (i) upon receipt when delivered personally, (ii) one day after sending when sent by private express mail service (such as Federal Express), or (iii) five (5) days after sending when sent by regular mail to the following address:

  In the case of the Company:

Lawrence Weinstein
ALR Technologies, Inc.

7400 Beaufont Springs Dr.
Suite 300
   Richmond, VA  23225

  In the case of the Contractor:

ERS-  ENDOCRINE RESEARCH SOCIETY INC
Care of: Dr. Hugh Tildesley
410-1033 DAVIE STREET
VANCOUVER, BC.
V6E 1M7

or to other such address as may have been designated by the Company or the Contractor by notice to the other given as provided herein.

SIGNATURE PAGE FOLLOWS

CONTRACTOR ACKNOWLEDGES THAT CONTRACTOR HAS CAREFULLY READ THIS AGREEMENT AND HAD THE OPPORTUNITY TO REVIEW ITS PROVISIONS WITH ANY ADVISORS CONSIDERED NECESSARY AND THAT CONTRACTOR UNDERSTANDS THIS AGREEMENT’S CONTENTS AND SIGNIFY SUCH UNDERSTANDING AND AGREEMENT BY SIGNING BELOW.  CONTRACTOR AGREES THAT THE COVENANTS, RESTRICTIONS, AND REMEDIES SET FORTH HEREIN ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY, ITS DIRECTORS, OFFICERS, SHAREHOLDERS, AND OTHER EMPLOYEES.

AGREED TO:

HUGH TILDESLEY
Independent Contractor’s Signature

HUGH TILDESLEY
Independent Contractor’s Name (typed or printed)

Date: Sept 17, 2013

Address:
ERS-  ENDOCRINE RESEARCH SOCIETY INC
410-1033 DAVIE STREET
VANCOUVER, BC.
V6E 1M7

LAWRENCE WEINSTEN
10/1/13

Appendix A to Independent Contractor Agreement

COMPENSATION AGREEMENT – ERS Consulting Agreement

In consideration of the performance of Contractor’s duties and covenants, as described in the Independent Contractor Agreement signed by the parties this 17 day of Sept 2013 (the “Agreement”), ALR Technologies, Inc. (the “Company”) and ERS-ENDOCRINE RESEARCH SOCIETY INC (“Contractor”), hereby agree to the following fee arrangement:

(a)
the Company shall grant Contractor the right and option to purchase 500,000 shares of its common stock at an exercisable of $0.03 per share for a term of five years. These options become exercisable as follows:

•	250,000 upon signing of the agreement.
•	250,000 upon one year of successful completion of the agreement for the grant to take effect, the Company and the Contractor will enter into stock option agreement outlining the terms of conditions for the options to be granted under paragraph (a)

(b)
the Company shall reimburse Contractor for all approved out-of-pocket, third-party expenses reasonably incurred by Contractor in the proper performance of his or her duites hereunder in conformance with the policies established by the Company from time to time; and

(c)
Contractor authorizes the Company to deduct from any fee due to Contractor, at any time, including any fee or payment with respect to the termination of the Agreement, any amounts the Company owes to Contractor by reason of Contractor’s purchases, advances, loans or in recompense for any damange to or loss of the Company’s property that Contractor has caused.

Contactor acknowledges receiving from the Company the current Company policies relating to travel and reimbursements, and Contractor understand and agrees that the Contractor must comply with the terms and conditions of all such policies.

IN WITNESS WHEREOF, the Parties hereby agree that this Compensation Agreement shall be considered fully executed:

ALR Technologies Inc. (Company)		ERS- ENDOCRINE RESEARCH
I, the undersigned, certify that I have legal		SOCIETY INC (Contractor)
Authority to bind Company.

Signature:	LAWRENCE WEINSTEIN	Signature:	HUGH TILDESLEY

Name:	Lawrence Weinstein	Name:	Hugh Tildesley

Title:	President	Title:	Secretary

Date:	10/1/13	Date:	Sept 17, 2013

Company Notice:		Contractor Address:

ALR Technologies Inc.		ERS- ENDOCRINE RESEARCH
Attention: Lawrence Weinstein		Attn: Dr. Hugh Tildesley
President and COO		410-1033 DAVIE STREET
7400 Beaufont Springs Dr		VANCOUVER, BC.
Suite 300		V6E 1M7
Richmond, VA 23225

Appendix B to Independent Contractor Agreement

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (“BAA”), effective on the date of full execution (the “Effective Date”), is entered into by and between ERS- ENDOCRINE RESEARCH SOCIETY INC. (the “Business Associate”) and ALR Technologies Inc. (the “Covered Entity”).

Recitals

WHEREAS, Business Associate and Covered Entity are Parties to a certain Agreement, maintain the relationship of independent contractors with regard to each other, and desire to bring the Agreement into compliance with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA” and/or the “Act”) and its implementing regulations (45 CFR Parts 160 and 164) and related provisions as amended; the requirements of all insurance commissioner regulations implementing Title V of the Gramm-Leach-Biiley Act (15 USC§ 6801 et seq.) that are applicable to parties relationship; and Sections 13400 through 13411 of the HITECH Act (Health Information Technology for Economic and Clinical Health Act, Title XIII of the American Recovery and Reinvestment Act, Pub. L. No. 111-5); and

WHEREAS, this BAA is not intended to represent the Parties exclusive obligations with respect to compliance with the aforementioned laws and regulations, and Business Associate acknowledges it may be held directly liable for any noncompliance, and the absence of any related requirement in this BAA shall not relieve a Party of its responsibility to be aware of and comply with the same.

NOW THEREFORE, the Parties hereby agree as follows:

1.           Definitions

The following capitalized terms are defined specifically for and shall be applied only in this BAA. Any capitalized terms which are not specifically defined in this BAA shall have the meaning set forth in the Act, the Agreement or, if not defined in the Agreement, then the common meaning of such term shall apply.

“Breach” shall mean the acquisition, access, use, or disclosure of PHI in a manner that: (i) is not permitted by the HIPAA Privacy Rule; and (ii) is not excluded from the definition of Breach found at 45 C.F.R. §164.402. Any unauthorized acquisition, access, use, or disclosure of PHI shall be reported to the Covered Entity and presumed to be a breach unless it is concluded through a risk assessment taking into account the factors listed at 45 C.F.R. 164.402 that there is a exists only a low probability that the PHI has been compromised. In the event of any inconsistency between the definition of Breach in this BAA and the defmition in the Privacy Rule, the defmition in the Privacy Rule will control.

“Individual” shall have the meaning as set forth in 45 CFR 160.103 and shall include a person who qualifies as a personal representative in accordance with 45 CFR 164.502(g).

“Party” or “Parties” refers to Business Associate and Covered Entity individually or collectively as the case may be.

“Privacy Rule” means the Standards for Privacy of Individually Identifiable Health Information found at 45 CFR 160 and 164, Subparts A and E, as such standards may be amended or supplemented from time to time.

“Protected Health Information” or “PHI” means any individually identifiable health information about an Individual that is transmitted or maintained in any form or medium that: (a) is received by Business Associate from Covered Entity or received or created by Business Associate on behalf of Covered Entity; (b) relates to the past, present or future physical or mental health condition of an Individual, the provision

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of health care to an Individual, or the payment for provision of health care related to an Individual; and (c) identifies the Individual, or with respect to which there is a reasonable basis to believe the information can be used to identify an Individual. For purposes of the preceding sentence, information that is received or created by Business Associate on behalf of Covered Entity includes, without limitation, any and all information that Business Associate: (a) receives or creates in connection with the Agreement; or (b) creates using or based on any information accessed or received by Business Associate from (i) Covered Entity, or (ii) any third party in connection with the Agreement.

“Secretary” means the Secretary of the Department of Heath and Human Services or his or her designee.

“Security Rule” means the Standards for Security of Individually Identifiable Health Information found at 45 CFR 160 and 164, Subparts A and C, as such standards may be amended or supplemented from time to time.

“Unauthorized Use” means any access, use, creation, modification, distribution, dissemination or disclosure of PHI that is not expressly permitted by this BAA or otherwise expressly permitted in advance and in writing by the Individual or the Covered Entity.

“Unsecured Protected Health Information” shall mean PHI in any form, including electronic, paper or verbal, that is not rendered unusable, unreadable, or indecipherable to unauthorized individuals through the use of a technology or methodology specified by the Secretary pursuant to the HITECH Act, as such guidance may be updated by the Secretary from time to time.

2.           Use of Protected Health Information

Business Associate will not create or use PHI other than for purposes of performing its obligations under the Agreement and only in the same manner as permitted if done by Covered Entity, as permitted by this BAA and consistent with the Privacy Rule, Security Rule, and other applicable laws and regulations.

Business Associate acknowledges that it has a statutory duty under the HITECH Act to, among other duties: (a) use and disclose PHI only in compliance with 45 C.F.R. §164.504(e) (the provisions of which are incorporated into this BAA); and (b) comply with 45 C.F.R. §§164.308 (“Security Standards: General Rules”), 164.310 (“Administrative Safeguards”), 164.312 (“Technical Safeguards”), and 164.316 (“Policies and Procedures and Documentation Requirements”). In complying with 45 C.F.R. §164.312 (“Technical Safeguards”), Business Associate shall consider guidance issued by the Secretary pursuant to Section 13401(c) of the HITECH Act and, if a decision is made to not follow such guidance, document the rationale for that decision.

3.           Disclosure of Protected Health Information

Except as expressly provided in this Section; Business Associate shall not disclose PHI to any person or entity without the prior written consent of Covered Entity. Notwithstanding the foregoing, Business Associate may disclose PHI to its employees and agents if and to the extent: (a) such employees or agents need to know such information in order for Business Associate to perform its obligations under the Agreement or this BAA; (b) such employees or agents have been notified that it is PHI of Covered Entity; (c) such employees or agents have agreed to maintain and protect the confidentiality and privacy of the PHI under terms and conditions that are at least as stringent as those set forth in this BAA; (d) Business Associate maintains a separate Business Associate Agreement with any subcontractors to whom Business Associate furnishes PHI; and (e) such disclosure would not violate any provision of this BAA or applicable law, and would not violate the Privacy Rule if done by Covered Entity. Business Associate also may disclose PHI as required by applicable law and/or regulation including electronic copies of PHI to an individual or to an individual’s designated representative. Business Associate will provide to an Individual, upon the request of that Individual, his/her authorized representative, or the Covered Entity, an accounting of disclosures of PHI in accordance with 45 C.P.R. §164.528.

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4.           Security of Protected Health Information

Business Associate will protect the PHI from any Unauthorized Use using safeguards and security measures that comply with the Privacy and Security Rules and other applicable laws and/or regulations. Without limiting the foregoing, Business Associate will use safeguards and security measures to protect the PHI that are at least as stringent as the safeguards and security measures that Business Associate uses to protect its own information and that comply with the administrative, physical, and technical safeguards as prescribed by the Security Rule.

5.           Other Obligations of Business Associate

5.1
Unauthorized Use. If Business Associate knows or should know of any Unauthorized Use or threatened Unauthorized Use, Business Associate will: (a) notify Covered Entity within twenty-four (24) hours; (b) promptly thereafter take appropriate action to stop the Unauthorized Use and prevent any further Unauthorized Use; and (c) promptly thereafter take appropriate action to mitigate any harm or potential harm that may result from such Unauthorized Use.

A report of Unauthorized Use under this Section shall include at least the following information:

(a)	the identity of each Individual whose information was accessed, acquired or disclosed during the Breach;

(b)	a brief description of what happened;

(c)	the date of discovery of the Breach;

(d)	the nature and extent of the Unsecured Protected Health Information that was involved including the types of identifiers (e.g., social security numbers, date of birth, etc.);

(e)	any steps Individuals should take to protect themselves from potential harm resulting from the Breach; and

(f)	a brief description of what the Business Associate is doing to investigate the Breach, to mitigate harm to Individuals, and to protect against any further Breaches.

5.2
Confidentiality. Business Associate will ensure that any person or entity to which Business Associate discloses any PHI (or any other information or data which would enable such person or entity to create any PHI) executes a binding agreement to maintain and protect the confidentiality and privacy of the PHI under terms and conditions that are at least as stringent as those set forth in this BAA, and such disclosure shall be to the minimum extent necessary to accomplish the intended goal.

5.3
Records. During the period this BAA is in force and for a period of six (6) years thereafter, or such longer period as required by law and/or regulation, Business Associate will create and maintain complete and accurate records of all disclosures of PHI including the date of the disclosure, the name and, if known, address of the recipient of the PHI, a brief description of the PHI disclosed, the purpose of the disclosure and any other relevant information that Covered Entity may request Business Associate to record from time to time.

5.4
Audit. Upon the request of Covered Entity, Business Associate will provide access, make available and/or provide copies to Covered Entity, the Secretary and/or any Individual or other designee of Covered Entity, as Covered Entity may direct: (a) all PHI; (b) all documents and any other information requested by Covered Entity relating to Business Associate’s internal policies and procedures relating to the use, disclosure, safeguarding, handling, or treatment of PHI; and (c) any and all books and records relating to the PHI, including without limitation the records

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maintained under Section 5.3 of this BAA. Covered Entity will endeavor to provide the request for access and/or copies at least five (5) business days in advance ofthe first day on which access and/or copies are to be provided or the requested materials or information are to be made available. In the event Covered Entity requests access and/or copies in a shorter time frame, Business Associate will use commercially reasonable efforts to meet the request. Covered Entity will not request that Business Associate use or disclose PHI in any manner that would not be permissible under this BAA.

5.5
Amendment of Information. Business Associate will make amendments to PHI stored or maintained by Business Associate or otherwise in the possession or control of Business Associate as Covered Entity may direct from time to time.

5.6
Protected Health Information of Third Parties. Under no circumstances will Business Associate disclose, transfer or transmit PHI of any third party to Covered Entity absent the express authorization of such third party.

5.7
Remuneration in Exchange for Protected Health Information. Business Associate may not receive direct or indirect remuneration in exchange for PHI unless permitted by the Act or regulations issued by the Secretary.

5.8
Noncompliance by Sub-Business Associate. In accordance with the Privacy Rule, if Business Associate becomes aware of any noncompliance on the part of any subcontractor with whom the Business Associate maintains a secondary Business Associate Agreement, Business Associate shall take all reasonable steps to cure the breach and end the violation. If such action is not possible, Business Associate shall terminate the relationship with the subcontractor.

6.           Obligations of Covered Entity

6.1
Notice Information. Covered Entity will provide Business Associate with a copy of the notice of privacy practices that Covered Entity produces in accordance with the Privacy Rules, and any amended notice that may be subsequently produced, which notice will contain any optional limitations that Covered Entity has adopted. Business Associate will comply with any such optional limitations if and to the extent the optional limitations contained in any such notices affect Business Associate’s use and/or disclosure of PHI.

6.2
Individual Permissions. Covered Entity will notify Business Associate of any changes in, or revocation of, permission by any Individual to use or disclose PHI if such change or revocation would affect Business Associate’s use or disclosure of PHI. Business Associate will comply with such change or revocation.

6.3
Further Restrictions. As applicable to Business Associate, Covered Entity will notify Business Associate of any restriction to the use and/or disclosure of PHI that Covered Entity has agreed to as related to the request of an Individual in accordance with the Privacy Rule. Business Associate will comply with such restriction.

7.           Term and Termination

7.1	Term. This BAA will take effect on the date of full execution and will terminate as set forth herein.

7.2
Relationship with the Agreement. This BAA will terminate in the event of the termination or expiration of the Agreement for any reason. The Agreement will terminate in the event of termination of this BAA for any reason. In the event of a termination of this BAA for Breach and the termination of the Agreement as a result thereof, the Agreement shall be deemed to have been

ALR Technologies Inc. Confidential Information                                                  4 of 7
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terminated as a result of a breach by the same Party whose Breach resulted in termination of this BAA.

7.3
Termination for Breach. In the event a Party breaches this BAA and: (a) the breaching Party fails to cure such breach within ten (10) days after the other Party gives written notice describing the breach; or (b) the breach is not curable, then the non-breaching Party may terminate this BAA and the Agreement by giving the breaching Party five (5) days prior written notice of termination.

7.4	Termination not Feasible. If in the event of a breach of the terms set forth herein and neither termination nor cure is feasible, then Covered Entity will report the breach to the Secretary.

7.5
Effect of Termination. Except as provided in Section 7.6 of this BAA, upon termination of this BAA for any reason, Business Associate will return or destroy, as directed by Covered Entity, all PHI in Business Associates possess. Business Associate will also cause any person or entity to which it has disclosed PHI to return or destroy, as directed by Covered Entity, such PHI. Except as required by applicable law or regulation, neither Business Associate nor any person or entity to which Business Associate has disclosed PHI shall retain copies of PHI. In the event any PHI is permitted or required to be maintained under this section, it shall only be for the minimum period required and shall be maintained in a manner consistent with the tenns of this BAA.

7.6
Return or Destruction not Feasible. In the event Business Associate believes that returning or destroying PHI is not feasible, Business Associate will provide to Covered Entity notice of Business Associate’s belief and the reasons and justification for such belief. If Covered Entity agrees in writing that returning or destroying PHI, or any portion thereof, would not be feasible, then Business Associate is not required to return or destroy such PHI; however, shall maintain such in a manner consistent with the terms of this BAA.

7.7
Obligation with Respect to Retained Protected Health Information. To the extent Business Associate is not required to return or destroy PHI under Section 7.6, Business Associate will not use or disclose any PHI after termination of this BAA for any reason whatsoever other than as expressly directed or approved in writing by Covered Entity subsequent to tennination.

7.8
Remedies Cumulative. The right to terminate this BAA and the Agreement and any other rights and remedies set forth in this BAA are cumulative and not in lieu of any other rights and remedies available to the Parties under contract, at law or in equity.

8.           Miscellaneous

8.1
Notices. All notices hereunder shall be in writing and shall be deemed given when: (a) delivered personally, or (b) delivered by United States mail or commercial express mail service, postage prepaid, certified or registered, return receipt requested, properly directed to the recipient at the address set forth on the signature page of this BAA. A Party may change its contact information set forth herein by giving the other Party written notice of such change in accordance herewith.

8.2	Counterparts. This BAA may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.

8.3
Non-waiver. Failure by either Party to enforce any provision of this BAA will not be deemed a waiver of future enforcement of that or any other provision. No waiver of any breach of any provision of this BAA shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving Party.

8.4	Assignment. Business Associate will not assign (whether voluntarily, involuntarily, by operation of law or otherwise) this BAA or any of its rights or obligations under this BAA without the prior

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written consent of Covered Entity, which consent shall not be unreasonably withhold or delayed. Notwithstanding the foregoing, Business Associate may assign this BAA in connection with any merger, consolidation or other corporate reorganization or any sale, assignment or other transfer of all or substantially all of Business Associate’s assets; provided, that the successor agrees in writing to be bound by all of the terms and conditions of this BAA. Subject to the foregoing restrictions on assignment by Business Associate, the requirements of this BAA will be fully binding on, inure to be benefit of and be enforceable by the Parties and their respective successors and assigns.

8.5
Entire Agreement. This BAA constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications related to the same. In the event of any conflict or inconsistency between this BAA and the Agreement, the terms and provisions ofthis BAA will supersede and govern.

8.6
Amendment. This BAA may not be amended, except by a writing signed by the Parties. The Parties agree to take such action as is necessary to amend this BAA as necessary from time to time for Covered Entity to comply with the Privacy Rule and other applicable laws and regulations.

8.7
Compliance with Laws. The Parties shall comply with all applicable state and federal laws and regulations in meetings their respective obligations under the Agreement and this BAA, including: (a) the Health Insurance Portability and Accountability Act of 1996 (“HIPAA” and/or the “Act”) and its implementing regulations (45 CFR Parts 160 and 164) and standards related to Individually Identifiable Health Information (the “Privacy Rule”); (b) the applicable requirements of Title V of the Gramm-Leach-Bliley Act (15 USC § 6801 et seq.); (c) and obligations set forth under the Health Information Technology for Economic Clinical Health Act (“HITECH Act”), Title XIII of the American Recovery and Reinvestment Act of 2009 and its implementing regulations (“ARRA”).

8.8
No Third Party Beneficiaries. With the exception of an Individual, this BAA is not intended to confer any right or benefit on any third Party. No action may be commenced or prosecuted against a Party by any third-party claiming as a third-party beneficiary of this BAA.

8.9
Confidentiality Provisions. If and to the extent the Agreement contains any provisions regarding confidential or proprietary information, the PHI will be deemed to be confidential or proprietary information of Covered Entity under such provisions and the use, disclosure, treatment, handling, modification, distribution, dissemination and all other disposition of the PHI will, except to the extent expressly set forth to the contrary in this BAA, be governed by such provisions.

8.10
Governing Law. The terms of this BAA will be governed by and construed in accordance with the laws of the Commonwealth ofVirginia without regard to any conflicts of laws principles to the contrary. The Parties hereto irrevocably submit in any suit, action or proceeding arising out of or related to this BAA or any of the transactions contemplated hereby to the jurisdiction of the federal and state courts of Virginia and waive any and all objections to jurisdiction and forum. Business Associate will not institute, prosecute or commence any action, suit, claim or proceeding arising out of or related to this BAA or any of the transactions contemplated hereby except in such courts.

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ALR Technologies Inc. Confidential Information                                                  6 of 7
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IN WITNESS WHEREOF, the Parties hereby agree that this BAA shall be considered fully executed.

ALR Technologies Inc. (Company)		ERS- ENDOCRINE RESEARCH SOCIETY
I, the undersigned, certify that I have legal		INC (Contractor)
Authority to bind Company.

Signature:	LAWRENCE WEINSTEIN	Signature:	HUGH TILDESLEY

Name:	Lawrence Weinstein	Name:	Hugh Tildesley

Title:	President	Title:	Sec

Date:	10/1/13	Date:	Sept 17, 2013

Covered Entity Notice Address:		Business Associate Notice Address:

ALR Technologies Inc.		ERS- ENDOCRINE RESEARCH SOCIETY INC
Attention: Lawrence Weinstein		410-1033 DAVIE STREET
President and COO		VANCOUVER, BC.
7400 Beaufont Springs Dr		V6E 1M7
Suite 300
Richmond, VA 23225

ALR Technologies Inc. Confidential Information                                                  7 of 7
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